UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	00-33411	31-1804543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

67 Commerce Drive Honaker, Virginia	24260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 873-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 2.02.    Results of Operations and Financial Condition

On April 28, 2022, New Peoples Bankshares, Inc. (the “Company”) issued a press release announcing its earnings for the quarter ending March 31, 2022. A copy of the press release is attached as Exhibit 99.1.

Item 5.02.    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the board of directors was informed that director Eugene Hearl would retire effective with the Annual Meeting of Shareholders scheduled for May 17, 2022. Mr. Hearl’s retirement does not relate to any disagreement on matters relating to the Company’s operations, policies or practices.

Item 8.01.   Other Events

On April 28, 2022 the Company issued a press release announcing that its Board of Directors authorized the repurchase of up to 500,000 shares through March 31, 2023. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference to this Item 8.01.

 Item 9.01.    Financial Statements and Exhibits.

        (d)       Exhibits

Exhibit No. Description

99.1 Press release dated April 28, 2022 announcing earnings for the first quarter and year-to-date 2022

99.2 Press release dated April 28, 2022 announcing authorization of share repurchase program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PEOPLES BANKSHARES, INC.

Date:	April 29, 2022	By:	/s/ Christopher G. Speaks
Christopher G. Speaks
Executive Vice President and Chief Financial Officer